Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-136638) pertaining to the American Community Properties Trust Employees' share incentive plan and to American Community Properties Trust Trustees’ share incentive plan, of our report dated March 30, 2009, with respect to the consolidated financial statements and schedules of American Community Properties Trust, incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2008.

                                                        /s/ Ernst & Young LLP

McLean, Virginia

March 30, 2009